UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 2

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): DECEMBER 8, 2003
                                 ---------------

                                   LION, INC.
             (Exact name of registrant as specified in its charter)

                                 ---------------

           WASHINGTON                         0-25159                       91-2094375
(State or other jurisdiction of      (Commission file number)     (IRS employer identification
         incorporation)                                                      number)


4700-42ND AVE. SW, SUITE 430 SEATTLE, WA                                     98116
  (Address of principal executive offices)                                 (Zip code)


           Registrant's telephone, including area code (206) 577-1440


                                       N/A

          (Former name or former address, if changed since last report)

                                   LION, INC.
                                INTRODUCTORY NOTE
                                   FORM 8-K/A

         This Current Report on Form 8-K/A amends our Form 8-K/A as filed by us on February 23, 2004, and is being filed to reflect the restatement of our Financial Statements. The restatement reflects adjustments to revenue to correct an error with respect to revenue recognition for set up fees on certain items in the LION Pro product line. A discussion of this restatement and a summary of the effects of the restatement are presented on Page 19 of this Report. Changes have been made to the disclosure in the Pro Forma Condensed Combined Balance Sheet at September 30, 2003 and Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2003. The effect on 2002 was deemed immaterial, and a restatement was not considered necessary.

         The information contained in this Form 8-K/A is as of February 23, 2004, except for the information related to the restatement discussed above. We have filed with the SEC an amended 2003 Annual Report on Form 10-KSB/A for the year ended December 31, 2003 and an amended Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2004.

LION, INC.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 8, 2003, LION, Inc. ("LION") acquired certain assets and rights used in connection with the online service business of Ignition Mortgage Technology Solutions, Inc. ("Ignition"), a wholly-owned subsidiary of the Federal Home Loan Mortgage Corporation ("Freddie Mac"). Ignition used these assets and rights to provide technology and business solutions for residential mortgage lenders (the "Business"). The assets and rights acquired by LION include:

         o LockPoint Xtra,(R) an electronic rate lock system for secondary market application that provides real-time feature-adjusted loan-by-loan price quotes, and enables conduits to take direct electronic rate locks from correspondent lenders;

         o Pipeline Tools, used to manage interest rate and loan pool fall-out risk;

         o Loan Officer Plus,(R) a point-of-sale product for originating mortgage loans;

         o the multi-lender, automated application capture and price locking mortgage product referred to as Loan Finder/Loan WorkBench/Optimum Controller;

         o certain customer, vendor, consulting, software and maintenance agreements related to the Business;

         o leased operations facilities located in Gig Harbor, Washington and Sausalito, California;

         o Ignition's intellectual property held or used in connection with the Business, including copyrights, domain names, patent applications, and trademarks (but excluding Freddie Mac trademarks and other intellectual property and temporarily excluding certain Ignition trademarks); and

         o certain tangible personal property, prepaid expenses and accounts receivable of Ignition as of November 30, 2003.

         The purchase price for the assets was $1,000 in cash, obtained from LION's working capital, plus LION's assumption of liabilities totaling approximately $141,000 comprised of :

         o all accounts payable of Ignition existing as of November 30, 2003 (excluding intercompany payables to Freddie Mac);

         o all liabilities arising from the purchased assets after closing, including all post-closing liabilities for performance under each of the assigned contracts; and

         o substantially all liabilities relating to the employment by LION of specified former Ignition employees who accepted employment with LION upon completion of the transaction.

         In addition, Ignition paid LION $1.0 million in consideration for performing services and otherwise satisfying its obligations under the customer agreements assigned to LION in the transaction.

         LION has offered employment to approximately 50 former salaried employees of Ignition and intends to integrate the purchased assets into the LION suite of products to offer more comprehensive loan origination and management systems to prospective and current LION customers. The acquisition will be accounted for under the purchase method of accounting.

         As of the closing date of the transaction, there were no known prior material relationships between Ignition and LION or any of LION's affiliates, directors or officers, or any associate of LION's directors or officers. The description of the acquisition contained in this report does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which was filed with LION's Current Report on Form 8-K on December 23, 2003 as Exhibit 2.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         The following financial statements required by Item 7 with respect to the acquisition of certain assets of Ignition Mortgage Technology Solutions, Inc. are filed as part of this report:

         (a)    Financial Statements

                Audited Financial Statements of Ignition Mortgage Technology Solutions, Inc. for the ten month period ended October 31, 2003 and for the year ended December 31, 2002 and the financial position as of October 31, 2003.

         (b)    Pro Forma Financial Information

                Unaudited Pro Forma Condensed Combined Financial Statements of LION, Inc. and Ignition Mortgage Technology Solutions, Inc. for the nine month period ended September 30, 2003 and for the year ended December 31, 2002 and the financial position as of September 30, 2003.

         (c)    Exhibits

                2.1 Asset Purchase Agreement dated as of December 8, 2003, among LION, Inc., Ignition Mortgage Technology Solutions, Inc. and Freddie Mac (incorporated by reference from Exhibit 2.1 to LION, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2003). (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-B. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.)

                23.1   Consent of Grant Thornton LLP

                99.1 Press Release dated December 9, 2003 regarding the acquisition of the Ignition assets (incorporated by reference to Exhibit 99.1 to LION, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2003)

                  Ignition Mortgage Technology Solutions, Inc.

                              FINANCIAL STATEMENTS

                                October 31, 2003

        (With Report of Independent Certified Public Accountants Thereon)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
LION, Inc.

We have audited the accompanying balance sheets of Ignition Mortgage Technology Solutions, Inc. (a Delaware corporation) as of October 31, 2003 and December 31, 2002, and the related statements of operations, stockholder's equity, and cash flows for the ten months ended October 31, 2003 and the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ignition Mortgage Technology Solutions, Inc. as of October 31, 2003 and December 31, 2002, and the results of its operations and its cash flows for the ten months ended October 31, 2003 and the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Portland, Oregon
February 6, 2004

                  Ignition Mortgage Technology Solutions, Inc.

                                 BALANCE SHEETS

                                                                                October 31,           December 31,
                                                                                    2003                  2002
                                                                              -----------------     -----------------
                                   ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                                 $       762,795       $     2,036,390
    Accounts receivable, less allowance for doubtful accounts of
       $16,207 and $56,224 in 2003 and 2002, respectively                           1,585,303             2,832,463
    Prepaid expenses                                                                  321,059               328,017
    Receivable from Parent                                                          6,233,596             6,625,900
                                                                              -----------------     -----------------

         Total current assets                                                       8,902,753            11,822,770

PROPERTY AND EQUIPMENT, net                                                         1,137,145             1,998,094

OTHER ASSETS
    Deferred taxes                                                                  4,997,300             5,333,200
    Other assets                                                                       74,759                82,260
                                                                              -----------------     -----------------

         Total assets                                                         $    15,111,957       $    19,236,324
                                                                              =================     =================

                    LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
    Accounts payable                                                          $        78,771       $        68,995
    Accrued liabilities                                                             1,595,848             1,919,356
    Deferred revenue                                                                  971,154             2,180,609
                                                                              -----------------     -----------------

         Total current liabilities                                                  2,645,773             4,168,960

Deferred revenue - long-term                                                          743,750             1,519,391
                                                                              -----------------     -----------------

         Total liabilities                                                          3,389,523             5,688,351

COMMITMENTS AND CONTINGENCIES                                                              --                    --

STOCKHOLDER'S EQUITY
    Common stock, $0.01 par value, 1,000 shares authorized, 100 shares
        issued and outstanding                                                              1                     1
    Additional paid-in capital                                                     47,399,967            46,395,763
    Accumulated deficit                                                           (35,677,534)          (32,847,791)
                                                                              -----------------     -----------------
         Total stockholder's equity                                                11,722,434            13,547,973
                                                                              -----------------     -----------------

         Total liabilities and stockholder's equity                           $    15,111,957       $    19,236,324
                                                                              =================     =================


The accompanying notes are an integral part of these statements.

                  Ignition Mortgage Technology Solutions, Inc.

                            STATEMENTS OF OPERATIONS

                                                                        Ten Months Ended              Year Ended
                                                                        October 31, 2003           December 31, 2002
                                                                     -----------------------    -----------------------
Revenues                                                              $      10,037,225          $       8,460,099

Expenses
    Direct costs                                                              5,545,295                 10,896,859
    Selling and marketing                                                       641,608                  1,116,888
    General and administrative                                                2,124,983                  3,017,016
    Research and development                                                  4,692,432                  2,977,779
    Depreciation and amortization                                             1,319,240                  6,299,816
    Impairment of long-lived assets                                                  --                 13,247,347
                                                                     -----------------------    -----------------------
                                                                             14,323,558                 37,555,705
                                                                     -----------------------    -----------------------

         Operating loss                                                      (4,286,333)               (29,095,606)

Other income
    Interest income                                                               5,250                        975
    Other income                                                                  6,840                      4,700
                                                                     -----------------------    -----------------------

         Net loss before income tax benefits                                 (4,274,243)               (29,089,931)

Income tax benefits                                                          (1,444,500)                (4,107,800)
                                                                     -----------------------    -----------------------

         NET LOSS                                                     $      (2,829,743)         $     (24,982,131)
                                                                     =======================    =======================





















The accompanying notes are an integral part of these statements.

                  Ignition Mortgage Technology Solutions, Inc.

                        STATEMENT OF STOCKHOLDER'S EQUITY

                    For the Ten Months Ended October 31, 2003
                      and the Year Ended December 31, 2002

                                                                Additional
                                               Common             paid-in             Accumulated
                                               Stock              capital               deficit                Total
                                            -------------    ------------------    ------------------    ------------------
Balance at January 1, 2002                  $         1      $     37,583,390      $     (7,865,660)     $    29,717,731

Notes payable to Parent contributed to
   capital                                           --             7,552,901                    --            7,552,901

Additional contribution from Parent                  --             1,259,472                    --            1,259,472

Net loss for the year                                --                    --           (24,982,131)         (24,982,131)
                                            -------------    ------------------    ------------------    ------------------

Balance at December 31, 2002                          1            46,395,763           (32,847,791)          13,547,973

Additional contribution from Parent                  --             1,004,204                    --            1,004,204

Net loss for the period                              --                    --            (2,829,743)          (2,829,743)
                                            -------------    ------------------    ------------------    ------------------

Balance at October 31, 2003                 $         1      $     47,399,967      $    (35,677,534)     $    11,722,434
                                            =============    ==================    ==================    ==================












The accompanying notes are an integral part of these statements.

                  Ignition Mortgage Technology Solutions, Inc.

                            STATEMENTS OF CASH FLOWS

                                                                           Ten Months Ended             Year Ended
                                                                           October 31, 2003          December 31, 2002
                                                                           -----------------         -----------------
Cash flows from operating activities
    Net loss                                                                $    (2,829,743)          $   (24,982,131)
    Adjustments to reconcile net loss to net cash provided by (used
       in) operating activities
          Depreciation and amortization                                           1,319,240                 6,299,816
          Impairment of long-lived assets                                               --                 13,247,347
          Loss (gain) on disposition of assets                                        3,557                    (8,030)
          Deferred income tax                                                       335,900                    71,400
          Changes in assets and liabilities
              Accounts receivable                                                 1,247,160                  (913,080)
              Prepaid expenses                                                        6,959                   (67,089)
              Other assets                                                            7,500                     2,417
              Receivable from Parent                                                392,304                 4,289,632
              Accounts payable and accrued liabilities                             (313,733)                  194,889
              Deferred revenue                                                   (1,985,096)                2,893,637
                                                                            ----------------          ----------------

                  Net cash (used in) provided by operating activities            (1,815,952)                1,028,808

Cash flows from investing activities
   Purchase of property and equipment                                              (461,847)               (1,306,220)
                                                                            ----------------          ----------------

                  Net cash used in investing activities                            (461,847)               (1,306,220)

Cash flows from financing activities
    Additional contribution from Parent to paid-in capital                        1,004,204                 1,259,472
                                                                            ----------------          ----------------

                  Net cash provided by financing activities                       1,004,204                 1,259,472
                                                                            ----------------          ----------------

Net (decrease) increase in cash and cash equivalents                             (1,273,595)                  982,060

Cash and cash equivalents at beginning of period                                  2,036,390                 1,054,330
                                                                            ----------------          ----------------

Cash and cash equivalents at end of period                                  $       762,795           $     2,036,390
                                                                            ================          ================

SUPPLEMENTAL CASH FLOW INFORMATION:

Non-cash financing activities
       Notes payable to Parent contributed to paid-in capital               $            --           $     7,552,901




The accompanying notes are an integral part of these statements.

                  Ignition Mortgage Technology Solutions, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                     October 31, 2003 and December 31, 2002

NOTE A - ORGANIZATION

     Ignition Mortgage Technology Solutions, Inc. (the "Company" or "Ignition") is a Delaware corporation and a wholly owned subsidiary of the Federal Home Loan Mortgage Corporation, a shareholder-owned, government-sponsored corporation organized under the laws of the United States ("Freddie Mac" or the "Parent"). Ignition is an application service provider engaged in the business of providing technology and business solutions designed to enable residential mortgage lenders to lower the cost of acquiring, fulfilling and delivering loans (through the LockPoint Xtra(R) product offering) and to manage the risk associated with their mortgage loan pipelines (through the Pipeline Tools product offering) and also produces the point-of-sale product for originating mortgage loans referred to as Loan Officer Plus(R) and the multi-lender, automated application capture and price locking mortgage product referred to as Loan Finder/Loan WorkBench/Optimum Controller. Ignition's revenues are generated primarily from transaction fees on closed and locked loan volumes in conjunction with the use of the LockPoint Xtra(R) and Pipeline Tools products and fees for related website development and implementation.

     Effective December 8, 2003, substantially all the assets of the Company were sold to LION, Inc. (see Note K).

NOTE B - SUMMARY OF ACCOUNTING POLICIES

     A summary of significant accounting polices consistently applied in the preparation of the accompanying financial statements follows.

     1.  BASIS OF ACCOUNTING

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles of the United States of America.

     2.  CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly-liquid instruments purchased with a maturity of three months or less to be cash equivalents.

     3.  REVENUE RECOGNITION

     The Company accounts for its internally developed software products for external licensing in accordance with Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION, and relevant Staff Accounting Bulletins, REVENUE RECOGNITION IN FINANCIAL Statements. Revenue from licensing fees relating to the use of the LockPoint Xtra(R) product is recognized when all elements of the contract have been delivered to the customer. Deferred revenue represents cash received and billed receivables for contracts that have undelivered elements. Revenue from monthly recurring charges from use of the Pipeline Tools product is recognized in the period in which the service is provided.

                  Ignition Mortgage Technology Solutions, Inc.

                     October 31, 2003 and December 31, 2002

NOTE B - SUMMARY OF ACCOUNTING POLICIES - Continued

     4.  ACCOUNTS RECEIVABLE

     The Company's accounts receivable are due from companies in the mortgage industry. Credit is extended to most customers, and generally collateral is not required. Payments for accounts receivable are due within 30 or 60 days depending on the customer contract, but in some cases they may be due upon receipt of the invoice depending on the products or services provided.

     Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

     5.  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance and repairs are expensed as incurred. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis. The estimated lives in determining depreciation are as follows:

             Computer equipment                     1 to 3 years
             Computer software                           2 years
             Furniture and equipment                5 to 7 years

     Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

     6.  LONG-LIVED ASSETS

     The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. These assets are comprised of property and equipment and intangible assets with finite useful lives. Intangible assets consist of patents, trademarks and other identifiable assets. The Company performs an impairment analysis when events or changes in circumstances indicate that an asset's carrying amount may not be recoverable.

                  Ignition Mortgage Technology Solutions, Inc.

                     October 31, 2003 and December 31, 2002

NOTE B - SUMMARY OF ACCOUNTING POLICIES - Continued


     7.  USE OF ESTIMATES

     In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     8.  ADVERTISING COSTS

     Advertising costs are expensed as incurred. Advertising expense was approximately $193,000 and $215,000 for the ten months ended October 31, 2003 and the year ended December 31, 2002, respectively.

     9.  RESEARCH AND DEVELOPMENT COSTS

     All expenditures for research and development costs are expensed in the year incurred.

     10. INCOME TAXES

     Income taxes are accounted for in accordance with SFAS 109, ACCOUNTING FOR INCOME TAXES. SFAS 109 requires an asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for temporary differences between financial statement and income tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the tax rates and laws that are currently in effect. In addition, the standard requires that the amount of any future tax benefits be reduced by a valuation allowance until it is more likely than not that such benefits will be realized.

     The Company's taxable income or loss is included in the consolidated federal and state income tax returns of the Parent. Income tax expense is allocated to the Company based upon its contribution to taxable income or loss as if the Company were filing a separate return. Deferred tax assets associated with operating losses utilized by the Parent are recorded as Receivable from Parent in lieu of deferred taxes. Utilization of net operating loss carryforwards (NOLs) generated prior to the date of acquisition by the Parent is subject to limitation under Internal Revenue Code Section 382. Deferred tax assets associated with the preacquisition NOLs are recorded in the Company's balance sheet (see Note G).

                  Ignition Mortgage Technology Solutions, Inc.

                     October 31, 2003 and December 31, 2002

NOTE C - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following as of:

                                                                  October 31,           December 31,
                                                                      2003                  2002
                                                                -----------------     -----------------
        Computer equipment                                      $     4,845,604       $     4,639,035
        Computer software                                               691,442               704,591
        Furniture and equipment                                       1,387,751             1,279,646
        Leasehold improvements                                          392,522               335,513
                                                                -----------------     -----------------
                                                                      7,317,319             6,958,785

        Less accumulated depreciation and amortization               (6,180,174)           (4,960,691)
                                                                -----------------     -----------------

                                                                $     1,137,145       $     1,998,094
                                                                =================     =================

NOTE D - IMPAIRMENT OF LONG-LIVED ASSETS

     As required by SFAS 144, the Company performed an impairment test of certain computer equipment and all intangible assets during 2002. The Company determined that an impairment test was necessary as cash flow projections demonstrated continuing losses associated with the use of these long-lived assets. The impairment test showed that the carrying amount of these long-lived assets were not recoverable as the carrying value exceeded the sum of the undiscounted cash flows expected to result from the use of these assets. As a result, the Company determined that the carrying values of certain computer equipment and all intangible assets were permanently and fully impaired. During 2002, the Company recognized an impairment loss and amortization expense of approximately $12,717,000 and $4,617,000, respectively, relating to intangible assets, and an impairment loss of approximately $530,000 relating to certain computer equipment. No impairment loss or amortization expense relating to intangible assets was recognized during 2003, as the carrying value of intangible assets was zero at December 31, 2002. The Company recognized depreciation expense of approximately $1,319,000 relating to property and equipment for the ten months ended October 31, 2003.

                  Ignition Mortgage Technology Solutions, Inc.

                     October 31, 2003 and December 31, 2002

NOTE E - ACCRUED LIABILITIES

     Accrued liabilities consist of the following:


                                                         October 31,           December 31,
                                                             2003                  2002
                                                       -----------------     -----------------
        Accrued bonuses and incentives                 $       849,742       $     1,186,429
        Accrued vacation                                       399,291               436,648
        Other employee related costs                            92,049                46,504
        Legal and accounting fees                              182,285               136,600
        Other                                                   72,481               113,175

                                                       -----------------     -----------------
                                                       $     1,595,848       $     1,919,356
                                                       =================     =================


NOTE F - RELATED PARTY TRANSACTIONS

     The Company provides its LockPoint Xtra(R) and Pipeline Tools services to its Parent. Revenue related to these services totaled approximately $1,752,300 (17%) and $1,524,000 (18%) for the ten months ended October 31,
     2003 and the year ended December 31, 2002, respectively, of the Company's total revenues.

     During 2002, the Company also provided operational staff and technology services related to the business operations and accounting services for Freddie Mac's Gold Cash Xtra Program. Fees for these services totaled approximately $783,000 for the year ended December 31, 2002 and are included in revenues.

     There were no balances due to Freddie Mac from the Company at October 31, 2003 or December 31, 2002.

     For the ten months ended October 31, 2003 and the year ended December 31, 2002, Freddie Mac made additional investments in the Company of $1,004,204 and $1,259,472, respectively. The investments were recorded as additional paid-in capital. In addition, for the year ended December 31, 2002, Freddie Mac contributed notes payable in the amount of $7,552,901 to paid-in capital.

                  Ignition Mortgage Technology Solutions, Inc.

                     October 31, 2003 and December 31, 2002

NOTE G - INCOME TAXES

     The Company accounts for income taxes on the liability method, as provided by SFAS 109, ACCOUNTING FOR INCOME TAXES.

     The income tax provision reconciled to the tax computed at the statutory federal rate was as follows:

                                                               Ten Months Ended               Year Ended
                                                               October 31, 2003           December 31, 2002
                                                             ----------------------     -----------------------
        Tax benefit at statutory rate                        $          575,700        $           8,072,200
        Non-deductible expenses                                          (8,700)                  (5,782,800)
        Other                                                           877,500                    1,818,400
                                                             ----------------------     -----------------------

        Total                                                $        1,444,500         $          4,107,800
                                                             ======================     =======================

     The components of deferred taxes are as follows:

                                                                  October 31,                December 31,
                                                                     2003                        2002
                                                             ----------------------     -----------------------
        Deferred tax asset:
        Deferred revenue                                     $          441,300         $            676,300
        Liabilities not timely paid                                     135,800                      481,300
        Allowance for doubtful accounts                                   5,500                       19,100
        Prepaid rent                                                     22,000                       24,600
        Other                                                             2,600                        5,200
        Depreciation                                                     10,100                           --
        Net operating loss carryforward                               4,390,200                    4,630,000
                                                             ----------------------     -----------------------
                                                                      5,007,500                    5,836,500
        Deferred tax liability:
        Depreciation                                                         --                      493,100
        Property taxes                                                   10,200                       10,200
                                                             ----------------------     -----------------------

        Net deferred tax asset                               $        4,997,300          $         5,333,200
                                                             ======================     =======================

     At October 31, 2003, the Company had net operating loss carryforwards for federal income tax purposes of approximately $12,912,400 available to offset future income which expire in 2021. Utilization of these carryforwards are limited to $402,200 per year under Internal Revenue Code
     Section 382 and are dependent on future taxable income. These carryforwards could further be limited due to a change of control in the Company's ownership as defined by the Internal Revenue Code Section 382.

                  Ignition Mortgage Technology Solutions, Inc.

                     October 31, 2003 and December 31, 2002


NOTE H - COMMITMENTS AND CONTINGENCIES

     Operating Leases

     The Company conducts a portion of its operations in leased facilities under operating lease agreements. The operating leases expire at various dates through October 31, 2004. Future minimum payments under these leases total approximately $873,000.

     Various leases provide for payment of taxes and other expenses by the Company. Rent expense for leased facilities totaled approximately $654,800 and $921,000 for the ten months ended October 31, 2003 and the year ended December 31, 2002, respectively.

     Legal Matters

     The Company from time to time is involved in certain legal matters arising during the normal course of business. In the opinion of management, the outcome of these matters will not have a material effect on the Company's financial position or results of operations.

NOTE I - RETIREMENT PLAN

     The Company offers a 401(k) cash and deferred plan which covers all employees who meet the Plan's eligibility requirements. The Company's mandatory contributions to the Plan are equal to 50% of the eligible employees' elective deferral which does not exceed 6% of the employee's base compensation. The Company may also make an additional discretionary matching contribution and other discretionary non-elective contributions. Matching contributions totaled $147,851 and $234,748 for the ten months ended October 31, 2003 and the year ended December 31, 2002, respectively.

                  Ignition Mortgage Technology Solutions, Inc.

                     October 31, 2003 and December 31, 2002


NOTE J - CONCENTRATION OF CREDIT RISK

     A majority of the Company's revenue and accounts receivable are derived from three customers in the mortgage industry. The percentage of revenues and accounts receivable from these customers which exceed ten percent of the total revenues and accounts receivable are as follows:

                                                Revenues
                           ------------------------ -- ------------------------
                              Ten Months Ended               Year Ended
                              October 31, 2003            December 31, 2002
                           ------------------------    ------------------------

        Customer A                   16%                         21%
        Customer B                   24%                         25%
        Customer C                   15%                         0%

                                           Accounts Receivable
                           ----------------------------------------------------
                              October 31, 2003            December 31, 2002
                           ------------------------    ------------------------

        Customer A                   30%                         62%
        Customer B                   32%                         14%


NOTE K - SUBSEQUENT EVENT

     The Company sold substantially all of its assets pursuant to an asset purchase agreement dated as of December 8, 2003. The buyer assumed all accounts payable of the Company existing as of November 30, 2003 (excluding intercompany payables to Freddie Mac, of which there were none at October 31, 2003), all liabilities arising from the purchased assets after closing, including all post-closing liabilities for performance under each of the assigned contracts, and substantially all liabilities relating to the employment by the buyer of specified former Ignition employees who accepted employment with the buyer upon completion of the transaction.

                                   LION, Inc.

           Unaudited Pro Forma Condensed Combined Financial Statements

               As of and for the Ten Months Ended October 31, 2003

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

RESTATEMENT

         The financial statements for LION, Inc. for the nine month period ended September 30, 2003 have been restated to correct an error with respect to revenue recognition for set up fees on certain items in the LION Pro product line. We have determined that set up fees for certain items in the LION Pro product line should be restated to appropriately reflect the timing of revenue recognition for a portion of these sales. The effect of the change on the financial statements was an overstatement of revenue and net income and an understatement of deferred revenue in the same amount. There was no effect on previously reported earnings per share. The effect on 2002 was deemed immaterial, and a restatement was not considered necessary. The effect of the restatement for LION, Inc. is as follows (unaudited):

                                                       Nine Months Ended
                                                       September 30,2003
                                                   --------------------------

    Revenue, as previously reported                        $  5,487,396
    Effect of restatement                                       (51,792)
                                                   --------------------------
    Revenue, restated                                      $  5,435,424
                                                   ==========================

    Operating income, as previously reported              $     413,778
    Effect of restatement                                       (51,972)
                                                   --------------------------
    Operating income, restated                            $     361,806
                                                   ==========================

    Net income, as previously reported                    $     401,836
    Effect of restatement                                       (51,972)
                                                   --------------------------
    Net income, restated                                  $     349,864
                                                   ==========================


OVERVIEW

         The following unaudited pro forma condensed combined financial statements have been derived by the application of pro forma adjustments to the historical consolidated financial statements of LION, Inc. ("LION") and Ignition Mortgage Technology Solutions, Inc. ("Ignition"). Effective December 8, 2003, LION acquired certain assets and rights used in connection with the online service business of Ignition. Ignition used these assets and rights to provide technology and business solutions for residential mortgage lenders. The purchase price was $1,000 along with the assumption of liabilities totaling approximately $141,000. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of these certain assets and rights and assumption of liabilities of Ignition (the "Acquisition") as if the Acquisition had occurred on September 30, 2003. The unaudited pro forma condensed combined statement of operations gives effect to the Acquisition as if the acquisition had been consummated on January 1, 2002.

                                   LION, Inc.

           Unaudited Pro Forma Condensed Combined Financial Statements

               As of and for the Ten Months Ended October 31, 2003

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                    Continued

         The unaudited pro forma condensed combined balance sheet at September 30, 2003 combines the balance sheet of LION at September 30, 2003 (restated) with the balance sheet of Ignition at October 31, 2003. The unaudited pro forma condensed combined statement of operations for the period ended September 30, 2003 combines the operations of LION for the nine months ended September 30, 2003 (restated) and the operations of Ignition for the ten months ended October 31, 2003. The balance sheet at October 31, 2003 and operations for the ten month period then ended for Ignition was extracted from the audited financial statements included elsewhere in this Form 8-K/A and was used in lieu of nine month statements as Ignition. The balance sheet accounts at October 31, 2003 and operations for the ten month period of Ignition have not been adjusted to a nine month presentation. Ignition has not previously published interim financial information and adjusting to a nine month period is impracticable. The unaudited pro forma condensed balance sheet and results of operations for the nine month period ended September 30, 2003 does not purport to indicate the actual results of operations which would have been achieved had the Acquisition been consummated at the beginning of the period.

         The unaudited pro forma condensed combined financial statements should be read in conjunction with the Ignition financial statements and related notes included in this Form 8-K/A and LION's Report on Form 10-KSB/A for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                   LION, Inc.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            As of September 30, 2003

                                     ASSETS

                                                     LION            Ignition
                                                  September 30,     October 31,        Pro Forma
                                                      2003             2003           Adjustments            Pro Forma
                                                 ---------------- ----------------  -----------------     ---------------
                                                   (Restated)                                                (Restated)
CURRENT ASSETS
    Cash and cash equivalents                     $     910,552    $     762,795     $   1,014,155   (a)   $  2,687,502
    Accounts receivable - net
    Prepaid expenses and other                          393,308        1,585,303           727,185   (b)      2,705,796
    Receivable from Parent                              116,833          321,059           (41,982)  (c)        395,910
                                                             --        6,233,596        (6,233,596)  (d)             --
                                                 ---------------- ----------------  -----------------     ---------------

         Total current assets                         1,420,693        8,902,753        (4,534,238)           5,789,208

PROPERTY AND EQUIPMENT - net                          1,035,711        1,137,145        (1,137,145)  (e)      1,035,711

OTHER ASSETS
    Goodwill - net                                      273,955               --                --              273,955
    Deferred taxes                                           --        4,997,300        (4,997,300)  (f)             --
    Other                                                37,908           74,759           (29,759)  (g)         82,908
                                                 ---------------- ----------------  -----------------     ---------------

                                                  $   2,768,267    $  15,111,957     $ (10,698,442)        $  7,181,782
                                                 ================ ================  =================     ===============


                                            LIABILITIES

CURRENT LIABILITIES
    Accounts payable                              $     123,209    $      78,771     $          --   (h)   $    201,980
    Accrued liabilities                                 433,813        1,595,848          (912,839)  (h)      1,116,822
    Current maturities of long-term obligations          82,145               --                --               82,145
    Deferred revenue                                    387,353          971,154          (420,154)             938,353
                                                 ---------------- ----------------  -----------------     ---------------

         Total current liabilities                    1,026,520        2,645,773        (1,332,993)           2,339,300

LONG-TERM LIABILITIES
    Long-term obligations                               105,548               --                --              105,548
    Deferred revenue                                         --          743,750          (374,096)  (i)        369,654
                                                 ---------------- ----------------  -----------------     ---------------
         Total liabilities                            1,132,068        3,389,523        (1,707,089)           2,814,502

COMMITMENTS AND CONTINGENCIES                                --               --                --                   --

STOCKHOLDERS' EQUITY                                  1,636,199       11,722,434        (8,991,353)  (j)      4,367,280
                                                 ---------------- ----------------  -----------------     ---------------

                                                  $   2,768,267    $  15,111,957     $ (10,698,442)        $  7,181,782
                                                 ================ ================  =================     ===============





See notes to pro forma condensed combined financial statements.

                                   LION, Inc.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    For Nine Months Ended September 30, 2003

                                                  LION           Ignition
                                              Nine Months       Ten Months
                                                 Ended            Ended
                                             September 30,     October 31,         Pro Forma
                                                  2003             2003           Adjustments          Pro Forma
                                            ---------------- -----------------  -----------------    ----------------
                                               (Restated)                                              (Restated)

Revenues                                     $   5,435,424   $   10,037,225       $         --        $  15,472,649

Expenses
    Direct Costs                                 1,054,634        5,545,295                 --            6,599,929
    Selling and marketing                        1,724,543                             641,608            2,366,151
    General and administrative                   1,707,804        2,124,983                 --            3,832,787
    Research and development                       235,964        4,692,432                 --            4,928,396
    Depreciation and amortization                  350,673        1,319,240         (1,319,240)  (e)        350,673
                                            ---------------- -----------------  -----------------    ----------------
                                                 5,073,618       14,323,558         (1,319,240)          18,077,936
                                            ---------------- -----------------  -----------------    ----------------

         Operating income (loss)                   361,806       (4,286,333)         1,319,240           (2,605,287)

Other income (expense)                             (11,942)          12,090                 --                  148
                                            ---------------- -----------------  -----------------    ----------------

         Net income before tax benefit             349,864       (4,274,243)         1,319,240           (2,605,139)

Income tax benefit                                      --       (1,444,500)         1,444,500   (f)             --
                                             ---------------  -----------------  -----------------   ----------------

         NET INCOME (LOSS)                   $     349,864   $   (2,829,743)      $   (125,260)       $  (2,605,139)
                                            ================ =================  =================    ================

Net income (loss) per common share, basic
    and diluted.                             $         .01                                            $        (.08)
                                             ===============                                         ================














See notes to pro forma condensed combined financial statements.

                                   LION, Inc.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2002

                                                                                      Pro Forma
                                                   LION             Ignition         Adjustments            Pro Forma
                                             -----------------  ------------------ ----------------     ------------------

Revenues                                       $  6,409,568      $    8,460,099      $          --         $  14,869,667

Expenses
    Direct Costs                                  1,079,660          10,896,859                 --            11.976,519
    Selling and marketing                         1,843,857           1,116,888                 --             2,960,745
    General and administrative                    2,413,824           3,017,016                 --             5,430,840
    Research and development                        317,909           2,977,779                 --             3,295,688
    Depreciation and amortization                   464,573           6,299,816         (6,299,816) (e)          464,573
    Impairment of long-lived assets                     --           13,247,347                 --            13,247,347
                                             -----------------  ------------------ ---------------      ------------------
                                                  6,119,823          37,555,705         (6,299,816)           37,375,712
                                             -----------------  ------------------ ----------------     ------------------

         Operating income (loss)                    289,745         (29,095,606)         6,299,816           (22,506,045)

Other income (expense)                             (398,832)              5,675                 --              (393,157)

                                             -----------------  ------------------ ----------------     ------------------

         Net income before tax benefit             (109,087)        (29,089,931)         6,299,816           (22,899,202)

Income tax benefit                                      --           (4,107,800)         4,107,800  (f)              --
                                            -----------------  ------------------ ----------------     ------------------

         NET LOSS                              $   (109,087)     $  (24,982,131)     $   2,192,016         $ (22,899,202)
                                             =================  ================== ================     ==================

Net loss per common share, basic and
    diluted.                                   $         --                                                $        (.73)
                                             =================                                          ==================
















See notes to pro forma combined condensed financial statements.

                                   LION, Inc.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS


As of September 30, 2003 and for the nine months ended September 30, 2003 and the year ended December 31, 2002.

(a) Adjustment for cash includes $1.0 million in consideration for performing services and otherwise satisfying obligations under the customer agreements assigned to LION and $776,950 related to amounts prepaid by a customer under a customer agreement assigned to LION for LockPoint Xtra licensing and services in the transaction. The cash amount at Ignition plus the adjustment totals the $1,776,950 amount received by LION. The pro forma adjustment is net of the Ignition cash balance, which was not acquired by LION.

(b) Accounts receivable include amounts owed by customers totaling approximately $1,692,000 at the date of close and are considered to be at fair value. Also included in accounts receivable are amounts owed to LION by Freddie Mac estimated at $621,000 that cover certain liabilities related to the employment by LION of various transferring employees. The pro forma adjustment is the difference between the receivables acquired by and owed to LION and the Ignition accounts receivable balance.

(c) Prepaid expenses, which include primarily assigned prepaid maintenance, service and licensing agreements, were recorded based on estimates of fair value. Certain prepaid expenses were not assignable to LION.

(d) Adjustment to eliminate receivable from parent as LION did not acquire this asset.

(e) The fair value of the net assets acquired in the transaction exceeded the cost of the acquired assets. The excess of the fair value of the net assets over the cost of the acquired assets is allocated as a pro rata reduction to the noncurrent assets acquired. Accordingly, the fair value of the property and equipment acquired in the transaction have been reduced to zero, and there is no associated depreciation and amortization expense going forward.

(f) The deferred tax assets were not acquired by LION in the transaction. As a result, there is no associated income tax benefit.

(g) Adjustment to reflect differences between the amount at September 30, 2003 and the date of the acquisition for security deposits related to operations facilities leases assigned to LION.

(h) LION assumed liabilities included accounts payable of Ignition and all liabilities arising from the purchased assets after closing, including all post-closing liabilities for performance under each of the assigned contracts except liabilities, even if arising post-closing, for performance under the assigned contracts prior to closing. The fair value of assumed liabilities at closing totaled approximately $141,000.

                                   LION, Inc.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS


         In addition, certain liabilities included in the pro forma adjustment relate to the employment by LION of various transferring employees. The fair value approximates $621,000. Such amounts are expected to be paid on or about June 30, 2004.

(i) Adjustment to fair value of deferred revenue relates to amounts prepaid by a customer for which LION will perform services and otherwise satisfy obligations under the assigned customer agreement.

(j) To adjust for the net affect of pro forma adjustments to assets purchased and liabilities assumed.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LION, INC.
                                   ----------
                                  (Registrant)

DATE: August 20, 2004                               BY:  /s/ RANDALL D. MILES
                                                         --------------------
                                                         Randall D. Miles
                                                         Chief Executive Officer